UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 10, 2016

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Merger Agreement with Stability Biologics

On January 10, 2016, MiMedx Group, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Titan Acquisition Sub I, Inc., a Florida corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Titan Acquisition Sub II, LLC, a Georgia limited liability company and wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub, “Merger Subs”), Stability Inc., a Florida corporation (“Stability”), certain of the stockholders of Stability and Brian Martin, as representative of the Stability stockholders. The transactions contemplated by the Merger Agreement were consummated on January 13, 2016. Pursuant to the Merger Agreement, among other things, Merger Sub merged with and into Stability, with Stability continuing as the surviving company, immediately after which Stability merged with and into Merger Sub II, with Merger Sub II continuing as the surviving company, all on the terms and conditions set forth in the Merger Agreement (collectively, the “Merger”). Upon consummation of the Merger, effective as of January 13, 2016, Stability ceased to exist and Merger Sub II was renamed “Stability Biologics, LLC,” and continues to exist as a wholly-owned subsidiary of the Company.

The Merger Agreement provides for the payment of initial merger consideration of $10,000,000 (the “Closing Merger Consideration”), subject to adjustment pursuant to the terms of the Merger Agreement, payable to Stability’s stockholders 60% in cash and 40% in shares (the “Closing Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share price of $9.07 based on the average closing price of the Common Stock on Nasdaq for the thirty (30) day period preceding the second trading day prior to the closing date, and the assumption of certain of Stability's outstanding indebtedness. In addition to the Closing Merger Consideration, the Company has also agreed to pay additional consideration (“Earn-Out Consideration”) based upon Stability’s performance through December 31, 2017. Pursuant to the terms of the earn-out arrangement, the Company will pay, for each of the years ending December 31, 2016 and 2017, an amount equal to one times the gross profit margin from (a) the net sales of Stability products sold by Stability’s or the Company’s sales personnel and (b) the net sales of Company products sold by Stability’s sales personnel; provided, however, if the amount of such net sales for either earn-out period is less than $12 million, the earn-out amount will decrease to 0.5 times the gross profit margin for such earn-out period. The Earn-Out Consideration will also be payable 60% in cash and 40% in shares of Company stock (the “Earn-Out Shares”). The number of Earn-Out Shares to be issued for the respective earn-out periods will be calculated by dividing 40% of the dollar amount of the Earn-Out Consideration represented thereby by the average closing price of the Common Stock for the thirty day period preceding the applicable payment date. The Company will have the right to setoff certain indemnification claims against the Earn-Out Consideration.

The Merger Agreement contains representations and warranties and indemnification provisions customary for a transaction of this nature. The closing of the Merger was conditioned upon, among other things, the approval of the Stability stockholders, which approval was obtained by unanimous written consent concurrently with the execution of the Merger Agreement. In addition, the closing of the Merger was conditioned upon all of the Stability stockholders entering into lock-up agreements with the Company (collectively, the "Lock-Up Agreements") pursuant to which such individuals have agreed not to sell the Closing Merger Shares and any Earn-Out Shares for up to 12 months following the receipt of such shares, subject to earlier release of a portion of the shares six month and nine months following receipt.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of that agreement and are not intended to provide any other factual information about Stability, the Company or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to security holders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of Stability, the Company or any of their respective subsidiaries, affiliates or businesses.

Amendment to Credit Agreement

On January 10, 2016, the Company and certain of its subsidiaries entered into a First Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of October 12, 2015 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, as guarantors, certain lenders party thereto, and Bank of America, N.A., as administrative agent. The following is a summary of the material terms of the Credit Agreement Amendment.

The Credit Agreement Amendment amends and modifies the Credit Agreement to (i) permit the proposed acquisition by the Company of Stability, subject to the terms and conditions thereof, and (ii) exclude obligations in respect of earn out payments and other deferred compensation incurred in connection with any acquisition from the Company’s leverage ratio and fixed charge coverage ratio calculations, to the extent such obligations are payable in equity interests.

The foregoing description is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 13, 2016, the Company completed the Merger. The information set forth in Item 1.01 with respect to the Merger is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On January 13, 2016, the Company issued 441,009 Closing Merger Shares in connection with the consummation of the Merger to the former stockholders of Stability Inc. The shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The Company did not engage in a general solicitation or advertising with regard to the issuance and sale of such shares. The information set forth in Item 1.01 with respect to the Merger is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On January 10, 2016, the Company issued a press release announcing entry into the Merger Agreement. On January 13, 2016, the Company issued a press release announcing completion of the Merger. A copy of each of the press releases is furnished as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
The audited financial statements of Stability will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information.
Pro forma financial information of the Company with respect to the Merger will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.
(i)Exhibits

Description

2.1
Agreement and Plan of Merger dated January 10, 2016, by and among MiMedx Group, Inc., Titan Acquisition Sub I, Inc., Titan Acquisition Sub II, LLC, Stability Inc., certain stockholders of Stability Inc. and Brian Martin as representative of the Stability stockholders.

10.1	First Amendment to the Credit Agreement dated October 12, 2015, by and among MiMedx Group, Inc., the Guarantors identified therein, Bank of America, N.A. and the other Lenders party thereto.
99.1	MiMedx Group, Inc. Press Release dated January 10, 2016
99.2	MiMedx Group, Inc. Press Release dated January 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 13, 2016	MIMEDX GROUP, INC.

		By:	/s/ Michael J. Senken
Michael J. Senken, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated January 10, 2016, by and among MiMedx Group, Inc., Titan Acquisition Sub I, Inc., Titan Acquisition Sub II, LLC, Stability Inc., certain stockholders of Stability Inc. and Brian Martin as representative of the Stability stockholders.

10.1	First Amendment to the Credit Agreement dated October 12, 2015, by and among MiMedx Group, Inc., the Guarantors identified therein, Bank of America, N.A. and the other Lenders party thereto.
99.1	MiMedx Group, Inc. Press Release dated January 10, 2016
99.2	MiMedx Group, Inc. Press Release dated January 13, 2016